Exhibit 10.11

TERMINATION AGREEMENT

This TERMINATION AGREEMENT, dated as of May [ • ], 2015 (this “Agreement”) is by and among Vestar Capital Partners, a Delaware limited partnership (“Vestar”), PG Holdco, LLC, a Delaware limited liability company (“Holdco”), Press Ganey Holdings, Inc., a Delaware corporation (the “Company”), and Press Ganey Associates, Inc., an Indiana corporation (“PGA”).

W I T N E S S E T H:

WHEREAS, pursuant to a Management Agreement between Vestar, Holdco, the Company and PGA, dated March 12, 2008 (the “Management Agreement”), each of Holdco, the Company and PGA granted Vestar certain management rights with respect to the Company; and

WHEREAS, the parties desire to terminate the Management Agreement in accordance with the terms therein;

NOW, THEREFORE, it is agreed as follows:

1.             Termination of the Management Rights Agreement.  Holdco, the Company, PGA and Vestar hereby agree that, effective as of the date of the closing of the initial public offering of the common stock of the Company, the Management Agreement shall be terminated and of no further force or effect; provided, however, that the provisions of Paragraphs 4, 5, 7 and 8 of the Management Agreement and the joint and several obligation of Holdco, the Company and PGA to pay Fees (as defined in the Management Agreement) accrued during the term of the Management Agreement pursuant to Section 2 of the Management Agreement shall survive the termination of this Agreement.

2.             Governing Law.  This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the state of New York applicable to contracts made and to be performed therein.

3.             Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument, binding upon the parties hereto.

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IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement, or have caused this Agreement to be duly executed on their behalf, as of the date first above written.

VESTAR CAPITAL PARTNERS

By its General Partner:

By:
Name:
Title:

PG HOLDCO, LLC

By:
Name:
Title:

PRESS GANEY HOLDINGS, INC.

By:
Name:
Title:

PRESS GANEY ASSOCIATES, INC.

By:
Name:
Title:

[Press Ganey - Termination of Management Agreement]